NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Full Year 2023 Earnings of $1.13 Per Common Share, or $2.27 Per Common Share1 Excluding One Time Items Recognized During the Fourth Quarter
GREEN BAY, Wis. -- January 25, 2024 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $171 million, or $1.13 per common share. These amounts compare to earnings of $355 million, or $2.34 per common share, for the year ended December 31, 2022. For the quarter ended December 31, 2023, the Company reported a loss of $94 million, or $(0.62) per common share. These amounts compare to earnings of $106 million, or $0.70 per common share for the quarter ended December 31, 2022 and earnings of $80 million, or $0.53 per common share for the quarter ended September 30, 2023.
"2023 was an extraordinary year for regional banking," said President and CEO Andy Harmening. "Over the course of the year, the industry was tested in several new ways amid an uncertain macro environment. We addressed the immediate risks, while our colleagues remained forward looking, taking great care of our customers while continuing to execute our people-led, digitally enabled strategy. The results of these efforts were clearly visible in the back half of the year, with diversified loan growth, improving household growth metrics, and 3% core customer deposit1 growth."
"To capitalize on this momentum, we announced the next phase of our strategic plan during the fourth quarter," Harmening continued. "This plan advances our strategy by accelerating the impacts of our initiatives, and importantly, we've already made significant progress as we enter 2024. We look forward to sharing additional updates on our progress throughout the year."
2023 SUMMARY (all comparisons to 2022)
•End of period total commercial loans increased $202 million to $18.2 billion
•End of period total consumer loans increased $214 million to $11.0 billion
•End of period total deposits increased $3.8 billion to $33.4 billion
•Net interest income increased $82 million to $1.0 billion
•Noninterest income decreased $219 million to $63 million, including one time items recognized in 4Q 20232
•Noninterest expense increased $67 million to $814 million, including one time items recognized in 4Q 20233
•Provision for credit losses was $83 million, compared to a provision of $33 million in 2022
•Net income available to common equity decreased $183 million to $171 million, including one time items recognized in 4Q 20232,3
•Earnings per common share decreased $1.21 to $1.13, including one time items recognized in 4Q 20232,3

1 This is a non-GAAP financial measure. See pages 10 and 11 of the attached tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.
2 Noninterest income one time items include a $136 million loss on a mortgage portfolio sale and $65 million in investment securities losses associated with the balance sheet repositioning announced during 4Q 2023.
3 Noninterest expense one time items reflect a $31 million expense for the FDIC special assessment.

Loans
Fourth quarter 2023 period end total loans of $29.2 billion decreased 3%, or $977 million, from the prior quarter, driven primarily by a sale of $969 million in residential mortgages associated with the balance sheet repositioning announced during the fourth quarter of 2023. Compared to the same period last year, period end total loans were up 1%, or $417 million. With respect to fourth quarter 2023 period end balances by loan category:
•Commercial and business lending decreased $361 million from the prior quarter and increased $42 million from the same period last year to $10.8 billion.
•Commercial real estate lending increased $46 million from the prior quarter and increased $160 million from the same period last year to $7.4 billion.
•Total consumer lending decreased $662 million from the prior quarter and increased $214 million from the same period last year to $11.0 billion.

Fourth quarter 2023 average total loans of $30.0 billion were up $68 million from the prior quarter and were up 6%, or $1.8 billion, from the same period last year. With respect to fourth quarter 2023 average balances by loan category:
•Commercial and business lending decreased $165 million from the prior quarter and increased $290 million from the same period last year to $10.8 billion.
•Commercial real estate lending increased $85 million from the prior quarter and increased $335 million from the same period last year to $7.4 billion.
•Total consumer lending increased $148 million from the prior quarter and increased $1.1 billion from the same period last year to $11.7 billion.

Full year 2023 average loans of $29.5 billion were up 13%, or $3.3 billion, from 2022. With respect to full year 2023 average balances by loan category:
•Commercial and business lending increased $979 million to $10.8 billion.
•Commercial real estate lending increased $719 million to $7.3 billion.
•Total consumer lending increased $1.6 billion to $11.4 billion.

In 2024, we expect total loan growth of 4% to 6% on an end of period basis as compared to the year ended December 31, 2023.

Deposits
Fourth quarter 2023 period end deposits of $33.4 billion were up 4%, or $1.3 billion, from the prior quarter and were up 13%, or $3.8 billion from the same period last year. With respect to fourth quarter 2023 period end balances by deposit category:
•Noninterest-bearing demand deposits decreased $303 million from the prior quarter and decreased $1.6 billion from the same period last year to $6.1 billion.

•Savings decreased $1 million from the prior quarter and increased $231 million from the same period last year to $4.8 billion.
•Interest-bearing demand deposits increased $1.3 billion from the prior quarter and increased $1.7 billion from the same period last year to $8.8 billion.
•Money market deposits decreased $938 million from the prior quarter and decreased $1.9 billion from the same period last year to $6.3 billion.
•Total time deposits increased $1.2 billion from the prior quarter and increased $5.4 billion from the same period last year to $7.3 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) decreased $83 million from the prior quarter and increased $587 million from the same period last year to $1.6 billion.

Fourth quarter 2023 average deposits of $32.2 billion were up 1%, or $190 million, from the prior quarter and were up 10%, or $2.9 billion from the same period last year. With respect to fourth quarter 2023 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $148 million from the prior quarter and decreased $1.9 billion from the same period last year to $6.2 billion.
•Savings increased $47 million from the prior quarter and increased $201 million from the same period last year to $4.9 billion.
•Interest-bearing demand deposits increased $177 million from the prior quarter and increased $325 million from the same period last year to $7.2 billion.
•Money market deposits decreased $173 million from the prior quarter and decreased $1.3 billion from the same period last year to $6.1 billion.
•Total time deposits increased $309 million from the prior quarter and increased $4.8 billion from the same period last year to $6.3 billion.
•Network transaction deposits decreased $23 million from the prior quarter and increased $716 million from the same period last year to $1.6 billion.

Full year 2023 average deposits of $31.3 billion were up 9%, or $2.6 billion from 2022. With respect to full year 2023 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $1.5 billion to $6.6 billion.
•Savings increased $121 million to $4.8 billion.
•Interest-bearing demand deposits increased $266 million to $6.9 billion.
•Money market deposits decreased $496 million to $6.7 billion.
•Network transaction deposits increased $648 million to $1.5 billion.
•Total time deposits increased $3.6 billion to $4.9 billion.

In 2024, we expect core customer deposit growth of 3% to 5% on an end of period basis as compared to the year ended December 31, 2023.

Net Interest Income and Net Interest Margin
Full year 2023 net interest income of $1.0 billion was up 9%, or $82 million, from 2022. Net interest margin of
2.81% decreased 10 basis points from the prior year.
•The average yield on total earning assets increased 178 basis points from the prior year to 5.25%.
•The average cost of interest-bearing liabilities increased 235 basis points from the prior year to 3.13%.
•The net free funds benefit increased 47 basis points from the prior year to 0.69%.

Fourth quarter 2023 net interest income of $253 million decreased $1 million from the prior quarter. Net interest margin of 2.69% decreased 2 basis points from the prior quarter. Compared to the same period last year, net interest income decreased 12%, or $36 million, and the net interest margin decreased 62 basis points.
•The average yield on total earning assets for the fourth quarter of 2023 increased 15 basis points from the prior quarter and increased 105 basis points from the same period last year to 5.51%.
•The average cost of total interest-bearing liabilities for the fourth quarter of 2023 increased 19 basis points from the prior quarter and increased 197 basis points from the same period last year to 3.55%.
•The net free funds benefit for the fourth quarter of 2023 increased 2 basis points from the prior quarter and increased 30 basis points from the same period last year to 0.73%.

We expect total net interest income growth of 2% to 4% in 2024.

Noninterest Income
Full year 2023 noninterest income of $63 million decreased $219 million from the prior year. The decrease was primarily driven by one time items associated with the balance sheet repositioning announced during the fourth quarter of 2023, including a $136 million loss on a mortgage portfolio sale and a $65 million net loss on a sale of investments. With respect to 2023 noninterest income line items:
•Investment securities gains (losses), net decreased $63 million from the prior year, driven primarily by a $65 million net loss on a sale of investments associated with the balance sheet repositioning announced during the fourth quarter of 2023.
•Service charges and deposit account fees decreased $13 million from the prior year.
•Capital markets, net decreased $5 million from the prior year, driven primarily by lower market activity levels.
•Mortgage banking, net increased $1 million from the prior year.

Fourth quarter 2023 total noninterest income of negative $131 million decreased $198 million from the prior quarter and decreased $193 million from the same period last year. The decrease was primarily driven by one time items associated with the balance sheet repositioning announced during the fourth quarter of 2023, including a $136 million loss on a mortgage portfolio sale and a $65 million net loss on a sale of investments. With respect to fourth quarter 2023 noninterest income line items:
•Investment securities gains (losses) decreased $59 million from the prior quarter and decreased $57 million from the same period last year, driven primarily by a $65 million net loss on a sale of investments associated with the balance sheet repositioning announced during the fourth quarter of 2023.
•Mortgage banking, net was $2 million for the fourth quarter, down $5 million from the prior quarter and down $1 million from the same period last year.
•Service charges and deposit account fees decreased $2 million from the prior quarter and decreased $3 million from the same period last year.
•Capital markets, net increased $4 million from the prior quarter and increased $4 million from the same period last year.

After adjusting to exclude the impact of one time items associated with the balance sheet repositioning announced during the fourth quarter of 2023, we expect total noninterest income to decrease by 0% to 2% in 2024.

Noninterest Expense
Full year 2023 noninterest expense of $814 million increased 9%, or $67 million, from the prior year, including a $31 million expense for the FDIC special assessment that was finalized during the fourth quarter of 2023. With respect to full year 2023 noninterest expense line items:
•FDIC assessment expense increased $44 million from the prior year, driven primarily by a $31 million expense for the special assessment finalized during the fourth quarter of 2023.
•Personnel expense increased $14 million from the prior year, largely driven by increased merit and benefits expense.
•Technology expense increased $11 million from the prior year, driven by digital investments tied to our strategic initiatives.
•Business development and advertising increased $3 million from the prior year as business activity picked up throughout the year.

Fourth quarter 2023 noninterest expense of $239 million increased $43 million from the prior quarter and increased $43 million from the same period last year, driven primarily by a $31 million expense for the FDIC special assessment finalized during the fourth quarter of 2023. With respect to fourth quarter 2023 noninterest expense line items:
•FDIC assessment expense increased $32 million from the prior quarter and $35 million from the same period last year, primarily driven by the $31 million special assessment finalized during the fourth quarter of 2023.

•Personnel expense increased $4 million from the prior quarter and increased $2 million from the same period last year.
•Technology expense increased $2 million from the prior quarter and increased $3 million from the same period last year.

After adjusting to exclude the impact of the FDIC special assessment, we expect total noninterest expense to grow by 2% to 3% in 2024.

Taxes
The fourth quarter 2023 had tax benefit of $47 million compared to $19 million of tax expense in the prior quarter and $25 million of tax expense in the same period last year, driven primarily by the previously announced one time items impacting financial results during the fourth quarter of 2023.

In 2024, we expect the annual effective tax rate to be between 19% and 21%, assuming no change in the corporate tax rate.

Credit
Full year 2023 provision for credit losses was $83 million, compared to a provision of $33 million in the prior year. The increase in provision in 2023 was primarily driven by loan growth related to our strategic initiatives.

The fourth quarter 2023 provision for credit losses was $21 million, compared to a provision of $22 million in the prior quarter and a provision of $20 million in the same period last year. With respect to fourth quarter 2023 credit quality:
•Nonaccrual loans of $149 million decreased $20 million, or 12%, from the prior quarter and increased $38 million, or 34%, from the same period last year. The nonaccrual loans to total loans ratio was 0.51% in the fourth quarter, down from 0.56% in the prior quarter and up from 0.39% in the same period last year.
•Net charge offs of $16 million decreased $3 million, or 15%, from the prior quarter and increased $15 million from the same period last year as we began to see limited credit migration during 2023.
•The allowance for credit losses on loans (ACLL) of $386 million increased $5 million from the prior quarter and increased $34 million from the same period last year. The ACLL to total loans ratio was 1.32% in the fourth quarter, up from 1.26% in the prior quarter and up from 1.22% in the same period last year.

In 2024, we expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.39% at December 31, 2023. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2023 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 25, 2024. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2023 earnings call. The fourth quarter 2023 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $41 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from nearly 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	December 31, 2023	September 30, 2023	Seql Qtr $ Change	June 30, 2023	March 31, 2023	December 31, 2022	Comp Qtr $ Change
Assets
Cash and due from banks	$484,384	$388,694	$95,690	$407,620	$311,269	$436,952	$47,432
Interest-bearing deposits in other financial institutions	425,089	323,130	101,959	190,881	511,116	156,693	268,396
Federal funds sold and securities purchased under agreements to resell	14,350	965	13,385	31,160	455	27,810	(13,460)
Investment securities available for sale, at fair value	3,600,892	3,491,679	109,213	3,504,777	3,381,607	2,742,025	858,867
Investment securities held to maturity, net, at amortized cost	3,860,160	3,900,415	(40,255)	3,938,877	3,967,058	3,960,398	(100,238)
Equity securities	41,651	35,937	5,714	30,883	30,514	25,216	16,435
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	229,171	268,698	(39,527)	271,637	331,420	295,496	(66,325)
Residential loans held for sale	33,011	54,790	(21,779)	38,083	35,742	20,383	12,628
Commercial loans held for sale	90,303	—	90,303	15,000	33,490	—	90,303
Loans	29,216,218	30,193,187	(976,969)	29,848,904	29,207,072	28,799,569	416,649
Allowance for loan losses	(351,094)	(345,795)	(5,299)	(338,750)	(326,432)	(312,720)	(38,374)
Loans, net	28,865,124	29,847,392	(982,268)	29,510,153	28,880,640	28,486,849	378,275
Tax credit and other investments	258,067	256,905	1,162	263,583	269,269	276,773	(18,706)
Premises and equipment, net	372,978	373,017	(39)	374,866	375,540	376,906	(3,928)
Bank and corporate owned life insurance	682,649	679,775	2,874	678,578	677,328	676,530	6,119
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	40,471	42,674	(2,203)	44,877	47,079	49,282	(8,811)
Mortgage servicing rights, net	84,390	89,131	(4,741)	80,449	74,479	77,351	7,039
Interest receivable	169,569	171,119	(1,550)	159,185	152,404	144,449	25,120
Other assets	658,604	608,068	50,536	573,870	518,115	547,621	110,983
Total assets	$41,015,855	$41,637,381	$(621,526)	$41,219,473	$40,702,519	$39,405,727	$1,610,128
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$6,119,956	$6,422,994	$(303,038)	$6,565,666	$7,328,689	$7,760,811	$(1,640,855)
Interest-bearing deposits	27,326,093	25,700,332	1,625,761	25,448,743	23,003,134	21,875,343	5,450,750
Total deposits	33,446,049	32,123,326	1,322,723	32,014,409	30,331,824	29,636,154	3,809,895
Federal funds purchased and securities sold under agreements to repurchase	326,780	451,644	(124,864)	325,927	208,398	585,139	(258,359)
Commercial paper	—	—	—	15,327	18,210	20,798	(20,798)
FHLB advances	1,940,194	3,733,041	(1,792,847)	3,630,747	4,986,138	4,319,861	(2,379,667)
Other long-term funding	541,269	529,459	11,810	534,273	544,103	248,071	293,198
Allowance for unfunded commitments	34,776	34,776	—	38,276	39,776	38,776	(4,000)
Accrued expenses and other liabilities	552,814	637,491	(84,677)	537,640	448,407	541,438	11,376
Total liabilities	36,841,882	37,509,738	(667,856)	37,096,599	36,576,856	35,390,237	1,451,645
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	3,979,861	3,933,531	46,330	3,928,762	3,931,551	3,821,378	158,483
Total stockholders’ equity	4,173,973	4,127,643	46,330	4,122,874	4,125,663	4,015,490	158,483
Total liabilities and stockholders’ equity	$41,015,855	$41,637,381	$(621,526)	$41,219,473	$40,702,519	$39,405,727	$1,610,128
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	4Q23	4Q22	$ Change	% Change	Dec 2023	Dec 2022	$ Change	% Change
Interest income
Interest and fees on loans	$457,868	$349,403	$108,465	31%	$1,720,406	$992,642	$727,764	73%
Interest and dividends on investment securities
Taxable	41,809	21,435	20,374	95%	146,006	75,444	70,562	94%
Tax-exempt	15,273	16,666	(1,393)	(8)%	63,233	65,691	(2,458)	(4)%
Other interest	10,418	3,779	6,639	176%	28,408	11,475	16,933	148%
Total interest income	525,367	391,283	134,084	34%	1,958,052	1,145,252	812,800	71%
Interest expense
Interest on deposits	208,875	60,719	148,156	N/M	673,624	98,309	575,315	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	3,734	2,280	1,454	64%	12,238	3,480	8,758	N/M
Interest on other short-term funding	—	—	—	N/M	1	2	(1)	(50)%
Interest on FHLB Advances	49,171	36,824	12,347	34%	196,535	75,487	121,048	160%
Interest on long-term funding	10,185	2,470	7,715	N/M	36,080	10,653	25,427	N/M
Total interest expense	271,965	102,294	169,671	166%	918,479	187,931	730,548	N/M
Net interest income	253,403	288,989	(35,586)	(12)%	1,039,573	957,321	82,252	9%
Provision for credit losses	21,007	19,992	1,015	5%	83,021	32,998	50,023	152%
Net interest income after provision for credit losses	232,395	268,997	(36,602)	(14)%	956,552	924,323	32,229	3%
Noninterest income
Wealth management fees	21,003	20,403	600	3%	82,502	84,122	(1,620)	(2)%
Service charges and deposit account fees	10,815	13,918	(3,103)	(22)%	49,045	62,310	(13,265)	(21)%
Card-based fees	11,528	11,167	361	3%	45,020	44,014	1,006	2%
Other fee-based revenue	4,019	3,290	729	22%	17,268	15,903	1,365	9%
Capital markets, net	9,106	5,586	3,520	63%	24,649	29,917	(5,268)	(18)%
Mortgage banking, net	1,615	2,238	(623)	(28)%	19,429	18,873	556	3%
Loss on mortgage portfolio sale	(136,239)	—	(136,239)	N/M	(136,239)	—	(136,239)	N/M
Bank and corporate owned life insurance	3,383	3,427	(44)	(1)%	10,266	11,431	(1,165)	(10)%
Asset gains (losses), net	(136)	(545)	409	(75)%	454	1,338	(884)	(66)%
Investment securities gains (losses), net	(58,958)	(1,930)	(57,028)	N/M	(58,903)	3,746	(62,649)	N/M
Other	2,850	4,102	(1,252)	(31)%	9,691	10,715	(1,024)	(10)%
Total noninterest income (loss)	(131,013)	61,657	(192,670)	N/M	63,182	282,370	(219,188)	(78)%
Noninterest expense
Personnel	120,686	118,381	2,305	2%	468,355	454,101	14,254	3%
Technology	28,027	25,299	2,728	11%	102,018	90,700	11,318	12%
Occupancy	14,429	15,846	(1,417)	(9)%	57,204	59,794	(2,590)	(4)%
Business development and advertising	8,350	8,136	214	3%	28,405	25,525	2,880	11%
Equipment	4,742	4,791	(49)	(1)%	19,663	19,632	31	—%
Legal and professional	6,762	4,132	2,630	64%	19,911	18,250	1,661	9%
Loan and foreclosure costs	585	804	(219)	(27)%	5,408	5,925	(517)	(9)%
FDIC assessment	41,497	6,350	35,147	N/M	67,072	22,650	44,422	196%
Other intangible amortization	2,203	2,203	—	—%	8,811	8,811	—	—%
Other	12,110	10,618	1,492	14%	36,837	41,675	(4,838)	(12)%
Total noninterest expense	239,391	196,560	42,831	22%	813,682	747,063	66,619	9%
Income (loss) before income taxes	(138,009)	134,094	(272,103)	N/M	206,052	459,630	(253,578)	(55)%
Income tax expense (benefit)	(47,202)	25,332	(72,534)	N/M	23,097	93,508	(70,411)	(75)%
Net income (loss)	(90,806)	108,762	(199,568)	N/M	182,956	366,122	(183,166)	(50)%
Preferred stock dividends	2,875	2,875	—	—%	11,500	11,500	—	—%
Net income (loss) available to common equity	$(93,681)	$105,887	$(199,568)	N/M	$171,456	$354,622	$(183,166)	(52)%
Earnings (loss) per common share
Basic	$(0.63)	$0.70	$(1.33)	N/M	$1.14	$2.36	$(1.22)	(52)%
Diluted	$(0.62)	$0.70	$(1.32)	N/M	$1.13	$2.34	$(1.21)	(52)%
Average common shares outstanding
Basic	150,085	149,454	631	—%	149,968	149,162	806	1%
Diluted	151,007	150,886	121	—%	150,860	150,496	364	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	4Q23	3Q23	$ Change	% Change	2Q23	1Q23	4Q22	$ Change	% Change
Interest income
Interest and fees on loans	$457,868	$447,912	$9,956	2%	$423,307	$391,320	$349,403	$108,465	31%
Interest and dividends on investment securities
Taxable	41,809	38,210	3,599	9%	35,845	30,142	21,435	20,374	95%
Tax-exempt	15,273	15,941	(668)	(4)%	15,994	16,025	16,666	(1,393)	(8)%
Other interest	10,418	6,575	3,843	58%	6,086	5,329	3,779	6,639	176%
Total interest income	525,367	508,637	16,730	3%	481,231	442,817	391,283	134,084	34%
Interest expense
Interest on deposits	208,875	193,131	15,744	8%	162,196	109,422	60,719	148,156	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	3,734	3,100	634	20%	2,261	3,143	2,280	1,454	64%
Interest on FHLB advances	49,171	48,143	1,028	2%	49,261	49,960	36,824	12,347	34%
Interest on long-term funding	10,185	10,019	166	2%	9,596	6,281	2,470	7,715	N/M
Total interest expense	271,965	254,394	17,571	7%	223,314	168,807	102,294	169,671	166%
Net interest income	253,403	254,244	(841)	—%	257,917	274,010	288,989	(35,586)	(12)%
Provision for credit losses	21,007	21,943	(936)	(4)%	22,100	17,971	19,992	1,015	5%
Net interest income after provision for credit losses	232,395	232,301	94	—%	235,817	256,039	268,997	(36,602)	(14)%
Noninterest income
Wealth management fees	21,003	20,828	175	1%	20,483	20,189	20,403	600	3%
Service charges and deposit account fees	10,815	12,864	(2,049)	(16)%	12,372	12,994	13,918	(3,103)	(22)%
Card-based fees	11,528	11,510	18	—%	11,396	10,586	11,167	361	3%
Other fee-based revenue	4,019	4,509	(490)	(11)%	4,465	4,276	3,290	729	22%
Capital markets, net	9,106	5,368	3,738	70%	5,093	5,083	5,586	3,520	63%
Mortgage banking, net	1,615	6,501	(4,886)	(75)%	7,768	3,545	2,238	(623)	(28)%
Loss on mortgage portfolio sale	(136,239)	—	(136,239)	N/M	—	—	—	(136,239)	N/M
Bank and corporate owned life insurance	3,383	2,047	1,336	65%	2,172	2,664	3,427	(44)	(1)%
Asset gains (losses), net	(136)	625	(761)	N/M	(299)	263	(545)	409	(75)%
Investment securities gains (losses), net	(58,958)	(11)	(58,947)	N/M	14	51	(1,930)	(57,028)	N/M
Other	2,850	2,339	511	22%	2,080	2,422	4,102	(1,252)	(31)%
Total noninterest income (loss)	(131,013)	66,579	(197,592)	N/M	65,543	62,073	61,657	(192,670)	N/M
Noninterest expense
Personnel	120,686	117,159	3,527	3%	114,089	116,420	118,381	2,305	2%
Technology	28,027	26,172	1,855	7%	24,220	23,598	25,299	2,728	11%
Occupancy	14,429	14,125	304	2%	13,587	15,063	15,846	(1,417)	(9)%
Business development and advertising	8,350	7,100	1,250	18%	7,106	5,849	8,136	214	3%
Equipment	4,742	5,016	(274)	(5)%	4,975	4,930	4,791	(49)	(1)%
Legal and professional	6,762	4,461	2,301	52%	4,831	3,857	4,132	2,630	64%
Loan and foreclosure costs	585	2,049	(1,464)	(71)%	1,635	1,138	804	(219)	(27)%
FDIC assessment	41,497	9,150	32,347	N/M	9,550	6,875	6,350	35,147	N/M
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	12,110	8,771	3,339	38%	8,476	7,479	10,618	1,492	14%
Total noninterest expense	239,391	196,205	43,186	22%	190,673	187,412	196,560	42,831	22%
Income (loss) before income taxes	(138,009)	102,674	(240,683)	N/M	110,687	130,700	134,094	(272,103)	N/M
Income tax expense (benefit)	(47,202)	19,426	(66,628)	N/M	23,533	27,340	25,332	(72,534)	N/M
Net income (loss)	(90,806)	83,248	(174,054)	N/M	87,154	103,360	108,762	(199,568)	N/M
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875	—	—%
Net income (loss) available to common equity	$(93,681)	$80,373	$(174,054)	N/M	$84,279	$100,485	$105,887	$(199,568)	N/M
Earnings (loss) per common share
Basic	$(0.63)	$0.53	$(1.16)	N/M	$0.56	$0.67	$0.70	$(1.33)	N/M
Diluted	$(0.62)	$0.53	$(1.15)	N/M	$0.56	$0.66	$0.70	$(1.32)	N/M
Average common shares outstanding
Basic	150,085	150,035	50	—%	149,986	149,763	149,454	631	—%
Diluted	151,007	151,014	(7)	—%	150,870	151,128	150,886	121	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Dec 2023	YTD Dec 2022	4Q23	3Q23	2Q23	1Q23	4Q22
Per common share data
Dividends	$0.85	$0.81	$0.22	$0.21	$0.21	$0.21	$0.21
Market value:
High	24.18	25.71	21.79	19.21	18.45	24.18	25.13
Low	14.48	17.63	15.45	16.22	14.48	17.66	20.54
Close			21.39	17.11	16.23	17.98	23.09
Book value / share			26.35	26.06	26.03	26.06	25.40
Tangible book value / share			18.77	18.46	18.41	18.42	17.73
Performance ratios (annualized)
Return on average assets	0.45%	1.00%	(0.87)%	0.80%	0.86%	1.06%	1.12%
Noninterest expense / average assets	2.00%	2.04%	2.30%	1.90%	1.89%	1.92%	2.03%
Effective tax rate	11.21%	20.34%	N/M	18.92%	21.26%	20.92%	18.89%
Dividend payout ratio(a)	74.56%	34.32%	N/M	39.62%	37.50%	31.34%	30.00%
Net interest margin	2.81%	2.91%	2.69%	2.71%	2.80%	3.07%	3.31%
Selected trend information
Average full time equivalent employees(b)	4,199	4,118	4,130	4,220	4,227	4,219	4,169
Branch count			196	202	202	202	202
Assets under management, at market value(c)			$13,545	$12,543	$12,995	$12,412	$11,843
Mortgage loans originated for sale during period	$396	$600	$112	$115	$99	$69	$64
Mortgage loan settlements during period(d)	$1,212	$715	$957	$103	$97	$55	$95
Mortgage portfolio loans transferred to held for sale during period(d)	$969	$—	$969	$—	$—	$—	$—
Mortgage portfolio serviced for others(d)			$7,364	$6,452	$6,525	$6,612	$6,712
Mortgage servicing rights, net / mortgage portfolio serviced for others(d)			1.15%	1.38%	1.23%	1.13%	1.15%
Shares outstanding, end of period			151,037	150,951	150,919	150,886	150,444
Selected quarterly ratios
Loans / deposits			87.35%	93.99%	93.24%	96.29%	97.18%
Stockholders’ equity / assets			10.18%	9.91%	10.00%	10.14%	10.19%
Risk-based capital(e)(f)
Total risk-weighted assets			$32,732	$33,497	$33,144	$32,646	$32,470
Common equity Tier 1			$3,075	$3,197	$3,143	$3,086	$3,036
Common equity Tier 1 capital ratio			9.39%	9.55%	9.48%	9.45%	9.35%
Tier 1 capital ratio			9.99%	10.12%	10.07%	10.05%	9.95%
Total capital ratio			12.21%	12.25%	12.22%	12.22%	11.33%
Tier 1 leverage ratio			8.06%	8.42%	8.40%	8.46%	8.59%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)During the fourth quarter of 2023, the Corporation transferred $969 million of residential mortgages into held for sale and subsequently sold them for $844 million. After sale, the servicing has been retained for a short period until full servicing can be transferred to the purchaser.
(e)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(f)December 31, 2023 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$345,795	$338,750	2%	$326,432	$312,720	$292,904	18%
Provision for loan losses	21,000	25,500	(18)%	23,500	17,000	21,000	—%
Charge offs	(17,878)	(20,535)	(13)%	(14,855)	(5,501)	(2,982)	N/M
Recoveries	2,177	2,079	5%	3,674	2,212	1,798	21%
Net (charge offs) recoveries	(15,701)	(18,455)	(15)%	(11,181)	(3,289)	(1,183)	N/M
Balance at end of period	$351,094	$345,795	2%	$338,750	$326,432	$312,720	12%
Allowance for unfunded commitments
Balance at beginning of period	$34,776	$38,276	(9)%	$39,776	$38,776	$39,776	(13)%
Provision for unfunded commitments	—	(3,500)	(100)%	(1,500)	1,000	(1,000)	(100)%
Balance at end of period	$34,776	$34,776	—%	$38,276	$39,776	$38,776	(10)%
Allowance for credit losses on loans (ACLL)	$385,870	$380,571	1%	$377,027	$366,208	$351,496	10%
Provision for credit losses on loans	$21,000	$22,000	(5)%	$22,000	$18,000	$20,000	5%
($ in thousands)	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(13,178)	$(16,558)	(20)%	$(11,177)	$(1,759)	$278	N/M
Commercial real estate—owner occupied	(22)	2	N/M	3	3	3	N/M
Commercial and business lending	(13,200)	(16,556)	(20)%	(11,174)	(1,756)	281	N/M
Commercial real estate—investor	216	272	(21)%	2,276	—	—	N/M
Real estate construction	38	18	111%	(18)	18	16	138%
Commercial real estate lending	253	290	(13)%	2,257	18	16	N/M
Total commercial	(12,947)	(16,266)	(20)%	(8,917)	(1,738)	297	N/M
Residential mortgage	(53)	(22)	141%	(283)	(53)	(125)	(58)%
Auto finance	(1,436)	(1,269)	13%	(1,048)	(957)	(768)	87%
Home equity	185	128	45%	183	340	123	50%
Other consumer	(1,450)	(1,027)	41%	(1,117)	(881)	(711)	104%
Total consumer	(2,754)	(2,189)	26%	(2,264)	(1,550)	(1,480)	86%
Total net (charge offs) recoveries	$(15,701)	$(18,455)	(15)%	$(11,181)	$(3,289)	$(1,183)	N/M
(In basis points)	Dec 31, 2023	Sep 30, 2023		Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(54)	(66)		(46)	(7)	1
Commercial real estate—owner occupied	(1)	—		—	—	—
Commercial and business lending	(48)	(60)		(41)	(7)	1
Commercial real estate—investor	2	2		18	—	—
Real estate construction	1	—		—	—	—
Commercial real estate lending	1	2		12	—	—
Total commercial	(28)	(35)		(20)	(4)	1
Residential mortgage	—	—		(1)	—	(1)
Auto finance	(27)	(27)		(25)	(26)	(24)
Home equity	12	8		12	22	8
Other consumer	(208)	(148)		(163)	(125)	(95)
Total consumer	(9)	(7)		(8)	(6)	(6)
Total net (charge offs) recoveries	(21)	(25)		(15)	(5)	(2)
($ in thousands)	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Credit quality
Nonaccrual loans	$148,997	$168,558	(12)%	$131,278	$117,569	$111,467	34%
Other real estate owned (OREO)	10,506	8,452	24%	7,575	15,184	14,784	(29)%
Repossessed assets	$919	$658	40%	$348	$92	$215	N/M
Total nonperforming assets	$160,421	$177,668	(10)%	$139,201	$132,845	$126,466	27%
Loans 90 or more days past due and still accruing	$21,689	$2,156	N/M	$1,726	$1,703	$1,728	N/M
Allowance for credit losses on loans to total loans	1.32%	1.26%		1.26%	1.25%	1.22%
Allowance for credit losses on loans to nonaccrual loans	258.98%	225.78%		287.20%	311.48%	315.34%
Nonaccrual loans to total loans	0.51%	0.56%		0.44%	0.40%	0.39%
Nonperforming assets to total loans plus OREO and repossessed assets	0.55%	0.59%		0.47%	0.45%	0.44%
Nonperforming assets to total assets	0.39%	0.43%		0.34%	0.33%	0.32%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	0.16%	0.15%		0.10%	0.05%	—%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$62,022	$74,812	(17)%	$34,907	$22,735	$14,329	N/M
Commercial real estate—owner occupied	1,394	3,936	(65)%	1,444	1,478	—	N/M
Commercial and business lending	63,416	78,748	(19)%	36,352	24,213	14,329	N/M
Commercial real estate—investor	—	10,882	(100)%	22,068	25,122	29,380	(100)%
Real estate construction	6	103	(94)%	125	178	105	(94)%
Commercial real estate lending	6	10,985	(100)%	22,193	25,300	29,485	(100)%
Total commercial	63,422	89,732	(29)%	58,544	49,513	43,814	45%
Residential mortgage	71,142	66,153	8%	61,718	58,274	58,480	22%
Auto finance	5,797	4,533	28%	3,065	2,436	1,490	N/M
Home equity	8,508	7,917	7%	7,788	7,246	7,487	14%
Other consumer	128	222	(42)%	163	100	197	(35)%
Total consumer	85,574	78,826	9%	72,733	68,056	67,654	26%
Total nonaccrual loans	$148,997	$168,558	(12)%	$131,278	$117,569	$111,467	34%
	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$306	$234	31%	$168	$47	$12,453	N/A
Commercial real estate—owner occupied	—	—	N/M	—	—	316	N/A
Commercial and business lending	306	234	31%	168	47	12,769	N/A
Commercial real estate—investor	—	—	N/M	—	—	128	N/A
Real estate construction	—	—	N/M	—	—	195	N/A
Commercial real estate lending	—	—	N/M	—	—	324	N/A
Total commercial	306	234	31%	168	47	13,093	N/A
Residential mortgage	405	207	96%	126	126	16,829	N/A
Auto finance	255	169	51%	80	61	—	N/A
Home equity	305	236	29%	78	31	2,148	N/A
Other consumer	1,449	1,243	17%	988	498	798	N/A
Total consumer	2,414	1,855	30%	1,271	716	19,775	N/A
Total restructured loans (accruing)	$2,719	$2,089	30%	$1,439	$763	$32,868	N/A
Nonaccrual restructured loans (included in nonaccrual loans)	$805	$961	(16)%	$796	$341	$20,127	N/A
	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$5,565	$1,507	N/M	$12,005	$4,239	$6,283	(11)%
Commercial real estate—owner occupied	358	1,877	(81)%	1,484	2,955	230	56%
Commercial and business lending	5,923	3,384	75%	13,489	7,195	6,512	(9)%
Commercial real estate—investor	18,697	10,121	85%	—	—	1,067	N/M
Real estate construction	—	10	(100)%	76	—	39	(100)%
Commercial real estate lending	18,697	10,131	85%	76	—	1,105	N/M
Total commercial	24,619	13,515	82%	13,565	7,195	7,618	N/M
Residential mortgage	13,446	11,652	15%	8,961	7,626	9,874	36%
Auto finance	17,386	16,688	4%	11,429	8,640	9,408	85%
Home equity	4,208	3,687	14%	4,030	4,113	5,607	(25)%
Other consumer	2,166	1,880	15%	2,025	1,723	1,610	35%
Total consumer	37,205	33,908	10%	26,444	22,102	26,499	40%
Total accruing loans 30-89 days past due	$61,825	$47,422	30%	$40,008	$29,297	$34,117	81%
	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Potential problem loans
Commercial and industrial	$197,202	$207,237	(5)%	$205,228	$135,047	$136,549	44%
Commercial real estate—owner occupied	38,699	27,792	39%	29,396	32,077	34,422	12%
Commercial and business lending	235,900	235,029	—%	234,624	167,124	170,971	38%
Commercial real estate—investor	196,163	148,840	32%	106,662	89,653	92,535	112%
Real estate construction	—	—	N/M	—	—	970	(100)%
Commercial real estate lending	196,163	148,840	32%	106,662	89,653	93,505	110%
Total commercial	432,063	383,869	13%	341,286	256,776	264,476	63%
Residential mortgage	784	1,247	(37)%	1,646	1,684	1,978	(60)%
Home equity	118	236	(50)%	240	244	197	(40)%
Total consumer	901	1,483	(39)%	1,886	1,928	2,175	(59)%
Total potential problem loans	$432,965	$385,352	12%	$343,173	$258,704	$266,651	62%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) On January 1, 2023, the Corporation adopted ASU 2022-02. Under this update, troubled debt restructurings were eliminated and replaced with a modified loan classification. As a result, amounts reported for 2023 periods will not be comparable to amounts reported for 2022 periods.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,820,214	$193,808	7.11%	$10,985,584	$194,956	7.04%	$10,529,984	$147,184	5.55%
Commercial real estate lending	7,397,809	138,437	7.42%	7,312,645	134,370	7.29%	7,062,405	105,479	5.93%
Total commercial	18,218,024	332,245	7.24%	18,298,229	329,326	7.14%	17,592,389	252,663	5.70%
Residential mortgage	8,691,258	76,035	3.50%	8,807,157	74,643	3.39%	8,443,661	68,069	3.22%
Auto finance	2,138,536	29,221	5.42%	1,884,540	24,074	5.07%	1,244,436	12,911	4.12%
Other retail	904,618	21,026	9.27%	894,685	20,534	9.15%	914,848	16,366	7.13%
Total loans	29,952,435	458,527	6.08%	29,884,611	448,577	5.96%	28,195,334	350,009	4.93%
Investment securities
Taxable	5,344,578	41,809	3.13%	5,407,299	38,210	2.83%	4,336,132	21,435	1.98%
Tax-exempt(a)	2,209,662	19,244	3.48%	2,300,488	20,085	3.49%	2,428,751	21,000	3.46%
Other short-term investments	767,256	10,418	5.39%	483,211	6,575	5.40%	408,091	3,779	3.68%
Investments and other	8,321,495	71,471	3.43%	8,190,998	64,870	3.16%	7,172,975	46,213	2.57%
Total earning assets	38,273,931	$529,998	5.51%	38,075,608	$513,447	5.36%	35,368,309	$396,222	4.46%
Other assets, net	3,056,772			3,000,371			3,017,127
Total assets	$41,330,703			$41,075,980			$38,385,436
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,861,913	$20,334	1.66%	$4,814,499	$18,592	1.53%	$4,660,696	$3,607	0.31%
Interest-bearing demand	7,156,151	47,277	2.62%	6,979,071	41,980	2.39%	6,831,213	20,861	1.21%
Money market	6,121,105	47,110	3.05%	6,294,083	45,034	2.84%	7,382,793	23,728	1.28%
Network transaction deposits	1,616,719	22,034	5.41%	1,639,619	22,008	5.33%	901,168	8,261	3.64%
Time deposits	6,264,621	72,121	4.57%	5,955,741	65,517	4.36%	1,463,204	4,262	1.16%
Total interest-bearing deposits	26,020,510	208,875	3.18%	25,683,013	193,131	2.98%	21,239,073	60,719	1.13%
Federal funds purchased and securities sold under agreements to repurchase	347,204	3,734	4.27%	320,518	3,100	3.84%	424,352	2,280	2.13%
Commercial paper	—	—	—%	5,041	—	0.01%	12,927	—	0.01%
FHLB advances	3,467,433	49,171	5.63%	3,460,827	48,143	5.52%	3,790,101	36,824	3.85%
Long-term funding	531,155	10,185	7.67%	533,744	10,019	7.51%	248,645	2,470	3.97%
Total short and long-term funding	4,345,793	63,090	5.77%	4,320,130	61,263	5.63%	4,476,025	41,575	3.69%
Total interest-bearing liabilities	30,366,302	$271,965	3.55%	30,003,143	$254,394	3.36%	25,715,098	$102,294	1.58%
Noninterest-bearing demand deposits	6,171,240			6,318,781			8,088,435
Other liabilities	672,597			622,004			590,223
Stockholders’ equity	4,120,564			4,132,052			3,991,679
Total liabilities and stockholders’ equity	$41,330,703			$41,075,980			$38,385,436
Interest rate spread			1.96%			2.00%			2.88%
Net free funds			0.73%			0.71%			0.43%
Fully tax-equivalent net interest income and net interest margin		$258,033	2.69%		$259,053	2.71%		$293,929	3.31%
Fully tax-equivalent adjustment		4,630			4,810			4,939
Net interest income		$253,403			$254,244			$288,989
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Year Ended December 31,
	2023			2022
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,831,275	$740,017	6.83%	$9,852,303	$384,155	3.90%
Commercial real estate lending	7,314,651	520,028	7.11%	6,595,635	281,485	4.27%
Total commercial	18,145,926	1,260,045	6.94%	16,447,938	665,640	4.05%
Residential mortgage	8,696,706	293,446	3.37%	8,052,277	245,975	3.05%
Auto finance	1,793,959	89,454	4.99%	805,179	30,749	3.82%
Other retail	897,702	80,189	8.93%	894,948	52,266	5.84%
Total loans	29,534,293	1,723,134	5.83%	26,200,341	994,630	3.80%
Investment securities
Taxable	5,243,805	146,006	2.78%	4,362,394	75,444	1.73%
Tax-exempt (a)	2,288,328	79,673	3.48%	2,419,262	82,771	3.42%
Other short-term investments	564,284	28,408	5.03%	570,887	11,475	2.01%
Investments and other	8,096,417	254,087	3.14%	7,352,542	169,690	2.31%
Total earning assets	37,630,710	$1,977,221	5.25%	33,552,884	$1,164,320	3.47%
Other assets, net	3,018,214			3,105,049
Total assets	$40,648,923			$36,657,932
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,773,366	$63,945	1.34%	$4,652,774	$5,033	0.11%
Interest-bearing demand	6,904,514	154,136	2.23%	6,638,592	35,169	0.53%
Money market	6,668,930	177,311	2.66%	7,164,518	36,370	0.51%
Network transaction deposits	1,469,616	75,294	5.12%	821,804	14,721	1.79%
Time deposits	4,905,748	202,939	4.14%	1,315,793	7,016	0.53%
Total interest-bearing deposits	24,722,174	673,624	2.72%	20,593,482	98,309	0.48%
Federal funds purchased and securities sold under agreements to repurchase	345,519	12,238	3.54%	388,701	3,480	0.90%
Commercial paper	8,582	1	0.01%	20,540	2	0.01%
FHLB advances	3,741,790	196,535	5.25%	2,784,403	75,487	2.71%
Long-term funding	504,438	36,080	7.15%	249,478	10,653	4.27%
Total short and long-term funding	4,600,329	244,855	5.32%	3,443,123	89,621	2.60%
Total interest-bearing liabilities	29,322,503	$918,479	3.13%	24,036,605	$187,931	0.78%
Noninterest-bearing demand deposits	6,620,965			8,163,703
Other liabilities	594,318			482,538
Stockholders’ equity	4,111,138			3,975,086
Total liabilities and stockholders’ equity	$40,648,923			$36,657,932
Interest rate spread			2.12%			2.69%
Net free funds			0.69%			0.22%
Fully tax-equivalent net interest income and net interest margin		$1,058,742	2.81%		$976,389	2.91%
Fully tax-equivalent adjustment		19,168			19,068
Net interest income		$1,039,573			$957,321

Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Commercial and industrial	$9,731,555	$10,099,068	(4)%	$10,055,487	$9,869,781	$9,759,454	—%
Commercial real estate—owner occupied	1,061,700	1,054,969	1%	1,058,237	1,050,236	991,722	7%
Commercial and business lending	10,793,255	11,154,037	(3)%	11,113,724	10,920,017	10,751,176	—%
Commercial real estate—investor	5,124,245	5,218,980	(2)%	5,312,928	5,094,249	5,080,344	1%
Real estate construction	2,271,398	2,130,719	7%	2,009,060	2,147,070	2,155,222	5%
Commercial real estate lending	7,395,644	7,349,699	1%	7,321,988	7,241,318	7,235,565	2%
Total commercial	18,188,898	18,503,736	(2)%	18,435,711	18,161,335	17,986,742	1%
Residential mortgage	7,864,891	8,782,645	(10)%	8,746,345	8,605,164	8,511,550	(8)%
Auto finance	2,256,162	2,007,164	12%	1,777,974	1,551,538	1,382,073	63%
Home equity	628,526	623,650	1%	615,506	609,787	624,353	1%
Other consumer	277,740	275,993	1%	273,367	279,248	294,851	(6)%
Total consumer	11,027,319	11,689,451	(6)%	11,413,193	11,045,737	10,812,828	2%
Total loans	$29,216,218	$30,193,187	(3)%	$29,848,904	$29,207,072	$28,799,569	1%
Period end deposit and customer funding composition	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Noninterest-bearing demand	$6,119,956	$6,422,994	(5)%	$6,565,666	$7,328,689	$7,760,811	(21)%
Savings	4,835,701	4,836,735	—%	4,777,415	4,730,472	4,604,848	5%
Interest-bearing demand	8,843,967	7,528,154	17%	7,037,959	6,977,121	7,100,727	25%
Money market	6,330,453	7,268,506	(13)%	7,521,930	8,357,625	8,239,610	(23)%
Brokered CDs	4,447,479	3,351,399	33%	3,818,325	1,185,565	541,916	N/M
Other time deposits	2,868,494	2,715,538	6%	2,293,114	1,752,351	1,388,242	107%
Total deposits	33,446,049	32,123,326	4%	32,014,409	30,331,824	29,636,154	13%
Other customer funding(a)	106,620	151,644	(30)%	170,873	226,258	261,767	(59)%
Total deposits and other customer funding	$33,552,669	$32,274,971	4%	$32,185,282	$30,558,081	$29,897,921	12%
Network transaction deposits(b)	$1,566,139	$1,649,389	(5)%	$1,600,619	$1,273,420	$979,003	60%
Net deposits and other customer funding(c)	$27,539,051	$27,274,183	1%	$26,766,338	$28,099,096	$28,377,001	(3)%
Quarter average loan composition	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Commercial and industrial	$9,768,803	$9,927,271	(2)%	$9,831,956	$9,600,838	$9,528,180	3%
Commercial real estate—owner occupied	1,051,412	1,058,313	(1)%	1,067,381	1,015,187	1,001,805	5%
Commercial and business lending	10,820,214	10,985,584	(2)%	10,899,337	10,616,026	10,529,984	3%
Commercial real estate—investor	5,156,528	5,205,626	(1)%	5,206,430	5,093,122	5,048,419	2%
Real estate construction	2,241,281	2,107,018	6%	2,088,937	2,158,072	2,013,986	11%
Commercial real estate lending	7,397,809	7,312,645	1%	7,295,367	7,251,193	7,062,405	5%
Total commercial	18,218,024	18,298,229	—%	18,194,703	17,867,219	17,592,389	4%
Residential mortgage	8,691,258	8,807,157	(1)%	8,701,496	8,584,528	8,443,661	3%
Auto finance	2,138,536	1,884,540	13%	1,654,523	1,490,115	1,244,436	72%
Home equity	627,736	619,423	1%	612,045	618,724	619,044	1%
Other consumer	276,881	275,262	1%	275,530	285,232	295,804	(6)%
Total consumer	11,734,412	11,586,382	1%	11,243,594	10,978,599	10,602,945	11%
Total loans(d)	$29,952,435	$29,884,611	—%	$29,438,297	$28,845,818	$28,195,334	6%
Quarter average deposit composition	Dec 31, 2023	Sep 30, 2023	Seql Qtr % Change	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Comp Qtr % Change
Noninterest-bearing demand	$6,171,240	$6,318,781	(2)%	$6,669,787	$7,340,219	$8,088,435	(24)%
Savings	4,861,913	4,814,499	1%	4,749,808	4,664,624	4,660,696	4%
Interest-bearing demand	7,156,151	6,979,071	3%	6,663,775	6,814,487	6,831,213	5%
Money market	6,121,105	6,294,083	(3)%	6,743,810	7,536,393	7,382,793	(17)%
Network transaction deposits	1,616,719	1,639,619	(1)%	1,468,006	1,147,089	901,168	79%
Brokered CDs	3,470,516	3,428,711	1%	3,001,775	810,889	190,406	N/M
Other time deposits	2,794,105	2,527,030	11%	1,984,174	1,551,371	1,272,797	120%
Total deposits	32,191,750	32,001,794	1%	31,281,134	29,865,072	29,327,509	10%
Other customer funding(a)	127,252	164,289	(23)%	196,051	245,349	306,122	(58)%
Total deposits and other customer funding	$32,319,002	$32,166,082	—%	$31,477,186	$30,110,421	$29,633,631	9%
Net deposits and other customer funding(c)	$27,231,767	$27,097,752	—%	$27,007,405	$28,152,443	$28,542,056	(5)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes repurchase agreements and commercial paper.
(b) Included above in interest-bearing demand and money market.
(c) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits.
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Dec 2023	Dec 2022	4Q23	3Q23	2Q23	1Q23	4Q22
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets			7.11%	6.88%	6.94%	7.03%	6.97%
Return on average equity	4.45%	9.21%	(8.74)%	7.99%	8.47%	10.32%	10.81%
Return on average tangible common equity	6.44%	13.77%	(13.13)%	11.67%	12.38%	15.26%	16.15%
Return on average common equity Tier 1	5.51%	12.23%	(11.85)%	10.08%	10.88%	13.38%	14.04%
Return on average tangible assets	0.48%	1.05%	(0.88)%	0.84%	0.90%	1.11%	1.18%
Average stockholders' equity / average assets	10.11%	10.84%	9.97%	10.06%	10.18%	10.26%	10.40%
Tangible common equity reconciliation(a)
Common equity			$3,980	$3,934	$3,929	$3,932	$3,821
Goodwill and other intangible assets, net			(1,145)	(1,148)	(1,150)	(1,152)	(1,154)
Tangible common equity			$2,834	$2,786	$2,779	$2,779	$2,667
Tangible assets reconciliation(a)
Total assets			$41,016	$41,637	$41,219	$40,703	$39,406
Goodwill and other intangible assets, net			(1,145)	(1,148)	(1,150)	(1,152)	(1,154)
Tangible assets			$39,870	$40,490	$40,070	$39,550	$38,251
Average tangible common equity and average common equity Tier 1 reconciliation(a)
Common equity	$3,917	$3,782	$3,926	$3,938	$3,935	$3,868	$3,798
Goodwill and other intangible assets, net	(1,150)	(1,159)	(1,147)	(1,149)	(1,151)	(1,153)	(1,155)
Tangible common equity	2,767	2,623	2,780	2,789	2,784	2,715	2,642
Modified CECL transitional amount	45	67	45	45	45	45	67
Accumulated other comprehensive loss	275	174	286	302	252	259	254
Deferred tax assets, net	28	34	27	28	28	28	29
Average common equity Tier 1	$3,114	$2,899	$3,138	$3,164	$3,108	$3,047	$2,993
Average tangible assets reconciliation(a)
Total assets	$40,649	$36,658	$41,331	$41,076	$40,558	$39,607	$38,385
Goodwill and other intangible assets, net	(1,150)	(1,159)	(1,147)	(1,149)	(1,151)	(1,153)	(1,155)
Tangible assets	$39,499	$35,499	$40,184	$39,927	$39,407	$38,454	$37,230
Adjusted net income reconciliation(b)
Net income	$183	$366	$(91)	$83	$87	$103	$109
Other intangible amortization, net of tax	7	7	2	2	2	2	2
Adjusted net income	$190	$373	$(89)	$85	$89	$105	$110
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$171	$355	$(94)	$80	$84	$100	$106
Other intangible amortization, net of tax	7	7	2	2	2	2	2
Adjusted net income available to common equity	$178	$361	$(92)	$82	$86	$102	$108
Selected trend information(d)
Wealth management fees	$83	$84	$21	$21	$20	$20	$20
Service charges and deposit account fees	49	62	11	13	12	13	14
Card-based fees	45	44	12	12	11	11	11
Other fee-based revenue	17	16	4	5	4	4	3
Fee-based revenue	194	206	47	50	49	48	49
Other	(131)	76	(178)	17	17	14	13
Total noninterest income	$63	$282	$(131)	$67	$66	$62	$62
Pre-tax pre-provision income(e)
Income before income taxes	$206	$460	$(138)	$103	$111	$131	$134
Provision for credit losses	83	33	21	22	22	18	20
Pre-tax pre-provision income	$289	$493	$(117)	$125	$133	$149	$154
End of period core customer deposits reconciliation
Total deposits			$33,446	$32,123	$32,014	$30,332	$29,636
Network transaction deposits			(1,566)	(1,649)	(1,601)	(1,273)	(979)
Brokered CDs			(4,447)	(3,351)	(3,818)	(1,186)	(542)
Core customer deposits			$27,432	$27,123	$26,595	$27,873	$28,115
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor, and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Dec 2023	Dec 2022	4Q23	3Q23	2Q23	1Q23	4Q22
Efficiency ratio reconciliation(a)
Federal Reserve efficiency ratio	69.70%	60.36%	132.01%	60.06%	58.49%	56.07%	55.47%
Fully tax-equivalent adjustment	(1.13)%	(0.92)%	(3.29)%	(0.89)%	(0.85)%	(0.79)%	(0.77)%
Other intangible amortization	(0.76)%	(0.71)%	(1.21)%	(0.69)%	(0.68)%	(0.66)%	(0.62)%
Fully tax-equivalent efficiency ratio	67.82%	58.74%	127.54%	58.50%	56.96%	54.64%	54.08%
FDIC special assessment	(2.32)%	—%	(9.50)%	—%	—%	—%	—%
Announced initiatives(b)	(7.02)%	(0.10)%	(53.92)%	—%	—%	—%	—%
Adjusted efficiency ratio	58.48%	58.65%	64.12%	58.50%	56.96%	54.64%	54.08%

One Time Item Reconciliation	YTD	YTD
($ in millions, except per share data)	Dec 2023	Dec 2023 per share data (diluted)	4Q23	4Q23 per share data (diluted)
GAAP net income (loss)	$183	$1.13	$(91)	$(0.62)
Loss on mortgage portfolio sale, net(b)(c)	133	0.87	133	0.87
Net loss on sale of investments(b)	65	0.43	65	0.43
FDIC special assessment	31	0.20	31	0.20
Tax effect	(55)	(0.36)	(55)	(0.36)
Net income, excluding one time items, net of tax	357	$2.27	83	$0.53
Less preferred stock dividends	(12)		(3)
Net income available to common equity, excluding one time items, net of tax	$345		$80

One Time Item Noninterest Income Reconciliation	YTD
($ in millions, except per share data)	Dec 2023	4Q23
GAAP noninterest income	$63	$(131)
Loss on mortgage portfolio sale(b)	136	136
Net loss on sale of investments(b)	65	65
Noninterest income, excluding one time items	$264	$70

One Time Item Noninterest Expense Reconciliation	YTD
($ in millions, except per share data)	Dec 2023	4Q23
GAAP noninterest expense	$814	$239
FDIC special assessment	(31)	(31)
Noninterest expense, excluding one time items	$783	$209
(a)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, FDIC special assessment costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net and announced initiatives. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for one time costs like the FDIC special assessment and announced initiatives.
(b)The mortgage portfolio sale and investments sold that are classified as one time items are the result of a balance sheet repositioning that the Corporation announced in fourth quarter of 2023.
(c)Loss on mortgage portfolio sale, net takes into account the provision for loan losses that was reversed as a result of the sale of the mortgages.